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                                                                     EXHIBIT 2.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (the "Agreement") dated as of July 24, 1997, is entered into by and between NEWPARK RESOURCES, INC., a Delaware corporation ("Newpark"), and each of the Persons whose names and addresses are listed on Exhibit "A" attached to this Agreement (each a "Holder" and collectively the "Holders"), with reference to the following facts:

          A. Holders are entitled to receive an aggregate of 251,000 shares (the "Shares") of Newpark's common stock, $.01 par value (the "Common Stock"), upon the exchange (the "Exchange") of 100% of the shares of the capital stock of BOCKMON CONSTRUCTION COMPANY, INC., a Texas corporation, and BOCKMON CONSTRUCTION COMPANY OF LOUISIANA, INC., a Texas corporation, pursuant to the Agreement and Plan of Reorganization (the "Exchange Agreement") among Newpark and the "Stockholders" so identified in the Exchange Agreement (each of whom is a Holder). Because the Shares are being issued pursuant to an exemption from the registration provisions of the Securities Act, resale of the Shares without registration under the Securities Act is subject to restrictions.

          B. In order to satisfy a condition precedent to the Exchange, this Agreement obligates Newpark to use its best efforts to register some of the Shares under the Securities Act at certain times.

               NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises and covenants hereinafter set forth, the parties agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

               Common Stock - As defined in Paragraph A above.

               Exchange Act - The Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

               Holder or Holders - As defined in the introduction to this Agreement.

               Holder Party or Parties - As defined in Paragraph 6.1 below.

               Participating Holder or Holders - Each Holder or all Holders for whom Shares are included in a registration statement filed under the Securities Act.

               Person or person - An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

               Registration Expenses - Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC and stock exchange or National Association of Securities Dealers registration and filing fees, (ii) all fees and expenses
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of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Shares), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for Newpark and of its independent public accountants, (v) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including liability insurance if Newpark so desires, and (vi) the reasonable fees and expenses of any special experts retained by Newpark in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, applicable to Participating Holders' Shares.

               Rule 144 - Rule 144 under the Securities Act, as amended from time to time, or any successor Rule.

               Rules and Regulations - The rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act.

               Securities Act - The Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

               SEC - The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

               Shares - As defined in Paragraph A above.

          2.   Demand Registration Rights.

               (a) Demand by Holders. Subject to the further terms and conditions of this Agreement and the Exchange Agreement, if, during the period commencing November 20, 1997 and continuing for 180 days, one or more Holders request in writing to Newpark that Newpark effect the registration under the Securities Act of up to twenty-five percent (25%) of the Shares (which request shall specify the number of Shares intended to be disposed of by each Holder and the intended method of disposition thereof), Newpark will promptly give notice of such requested registration to all other Holders and thereafter will use its best efforts to effect such registration of (i) the Shares which Newpark has been so requested to register by such Holders and (ii) all other Shares which Newpark has been requested to register by other Holders by written requests delivered to Newpark within 20 days after the giving of such written notice by Newpark (which requests shall specify the intended method of disposition of such other Holders' Shares), all for disposition in accordance with the intended methods of disposition stated in the requests of such Holders.

               (b) Priorities in Demand Registrations. Subject to clauses (i) and (ii) below, Newpark may include in any registration statement filed in response to Holders' requests other shares of Common Stock for sale by Newpark or by other stockholders, provided, however, that (i) if such registration statement relates to an underwritten offering and the managing underwriter or underwriters advise Newpark in writing that, in its or their opinion, the number of shares of Common Stock requested to be included in such registration would have a material adverse effect on such

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offering (including, without limitation, a material decrease in the price at which such shares can be sold), then the number of shares of Common Stock included in the offering shall be reduced, and the Shares and the other shares of Common Stock to be included in the offering shall participate in such offering as follows: (x) the Shares to be sold by Holders shall have priority over all shares of Common Stock to be offered by Newpark and other stockholders of Newpark, and (y) if shares of Common Stock in excess of Holders' Shares can, in the good faith judgment of such managing underwriter or underwriters, successfully be marketed in such offering, such excess shares shall be included in such offering in such proportions as may be agreed between Newpark and such other stockholders; and (ii) if such offering is not underwritten, then no other shares of Common Stock shall be included in such registration statement unless Holders consent to the inclusion of such shares therein, which consent shall not be unreasonably withheld.

          (c) Only One Demand Registration. Holders shall not be entitled to make a request pursuant to this Paragraph 2 more than one time, provided that the registration so requested is actually effected and remains in effect in accordance with Paragraph 5.1(b).

     3.   Incidental Registration Rights.

          (a) Right to Include Shares. Subject to the further terms and conditions of this Agreement and the Exchange Agreement, if, at any time after November 20, 1997, Newpark proposes to register any Common Stock on any form for the registration of securities under the Securities Act (other than Form S-4 and Form S-8), Newpark will at such time give prompt written notice to Holders of its intention to do so and of Holders' rights under this Paragraph 3. Upon the written request of any Holders made within 20 days after receipt of any such notice that up to twenty-five percent (25%) of the Shares be included in such registration (which request shall specify the number of Shares intended to be disposed of by each Holder desiring to participate and the intended method of disposition thereof), Newpark will cause the Shares for which Holders have requested registration to be included in the registration statement filed with respect to such registration under the Securities Act, provided that (i) if, at any time after giving written notice of its intention to register Common Stock but prior to the effective date of the registration statement filed in connection with such registration, Newpark shall determine for any reason not to register such Common Stock, Newpark may, at its election, give written notice of such determination to Holders, and, thereupon, shall be relieved of its obligation to register any Shares in such registration, and (ii) if such registration involves an underwritten offering, Holders must sell their Shares (if Holders continue to desire such Shares to be registered) to the underwriters of such offering on the same terms and conditions as apply to Newpark or the stockholders for whose account securities are to be sold, as the case may be.

          (b) Priorities in Incidental Registrations. In connection with any registration pursuant to this Paragraph 3 involving an underwritten offering, if the managing underwriter or underwriters advise Newpark in writing that, in its or their opinion, the number of shares of Common Stock requested to be included in such registration would have a material adverse effect on such offering (including, without limitation, a material decrease in the price at which such Common Stock can be sold), then the amount of the Shares included in the offering shall be reduced, and the Shares and the other shares of Common Stock to be included in the offering shall participate in such

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offering as follows:  (i) shares of Common Stock to be sold by Newpark shall have priority over all shares to be sold by stockholders of Newpark, including Holders, and (ii) to the extent that shares of Common Stock in excess of the Common Stock to be sold by Newpark can, in the good faith judgment of such managing underwriter or underwriters, successfully be marketed in such offering,
(x) the Shares to be sold by Holders and shares of Common Stock to be sold by any other stockholders of Newpark who have the right to registration of their Common Stock under agreements in existence at the time Newpark gives notice to Holders pursuant to this Paragraph 3 shall have priority over shares of Common Stock to be sold by other stockholders of Newpark, subject to reduction prorata in proportion to the number of shares of Common Stock proposed to be included in such offering by each Holder and each other stockholder having such registration rights, and (y) additional shares of Common Stock, if any, shall be included in such registration in such proportions as may be agreed upon by Newpark and such other stockholders.

      4. Additional Provisions. Notwithstanding the provisions of Paragraphs 2 and 3 of this Agreement:

          (a) The total number of Shares that Holders are entitled to have registered by Newpark under the Securities Act pursuant to Paragraph 2(a) and Paragraph 3(a) combined is twenty-five percent (25%) so that if twenty-five percent (25%) of the Shares have been effectively registered under the Securities Act pursuant to Paragraph 2(a), Holders will not be entitled to have Shares registered pursuant to Paragraph 3(a), and vice versa. If the aggregate number of Shares that Holders propose to have registered exceeds twenty-five percent (25%) of the Shares, the number of Holders' shares eligible to be registered shall be allocated prorata among Holders in proportion to the number of Shares owned by each or as they may otherwise agree among themselves. If the aggregate number of Shares that Holders propose to have registered in any registration statement exceeds twenty-five percent (25%) of the Shares after the allocation called for by the immediately preceding sentence, the number of Holders' Shares eligible to be included in such registration statement shall be allocated prorata among requesting Holders in proportion to the number of Shares proposed by each of them for inclusion in such registration statement or as they may otherwise agree among themselves.

          (b) Newpark shall not be required to effect or cause the registration of Shares held by any Holder pursuant to Paragraph 2 or 3 if, within 25 days after its receipt of a request to register such Shares, Newpark delivers to such Holder an opinion of counsel in form and substance satisfactory to counsel to such Holder, that the entire number of Shares proposed to be sold by such Holder may be sold, in the manner proposed by such Holder, without registration under the Securities Act, whether pursuant to Rule 144 or otherwise, within a period ending not more than ninety (90) days after the date of such opinion.

     5.   Registration Procedures.

          5.1 Newpark Obligations. If and whenever Newpark is required to effect the registration of any Shares under the Securities Act as provided in this Agreement, as expeditiously as possible:

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          (a) Newpark will prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective as soon thereafter as possible, provided, that, before filing such registration statement or prospectus or any amendments or supplements thereto: Newpark will furnish to each Participating Holder copies of all such documents proposed to be filed, which documents will be subject to review by such Holders, and Newpark will not file any such registration statement or prospectus or any amendment or supplement thereto to which any Participating Holder shall reasonably object; Newpark may assume, for the purpose of the foregoing proviso, that a Holder has no objection if Newpark has not received notice from such Holder within five calendar days after delivery of such documents to Holder or, with respect to any version of or amendment or supplement to any such registration statement after the first draft furnished to such Holder, such shorter period as Newpark may reasonably request when it furnishes such documents to such Holder, if a longer delay would result in prejudice to the proposed offering. Newpark will promptly notify the Participating Holders and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement has been filed with the SEC and when it thereafter becomes effective, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of any of the Shares under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (v) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information. Newpark will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Newpark will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least six (6) months (or for such shorter period in which the Participating Holders have sold all of the Shares included in such registration statement) and to comply with the provisions of the Securities Act with respect to the disposition of the Shares covered by such registration statement during such period in accordance with the intended methods of disposition by Participating Holders set forth in such registration statement, as so amended, or such prospectus, as so supplemented.

          (c) Newpark will furnish to each Participating Holder one signed copy of such registration statement as originally filed and each amendment thereto (without exhibits unless otherwise requested by such Participating Holder) and such number of copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus (as amended or supplemented) included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Participating Holders may reasonably request in order to facilitate the disposition of the Shares by all Participating Holders.

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          (d) Newpark will use its best efforts to register or qualify such
Shares covered by such registration statement under such securities or blue sky laws of any State of the United States as the managing underwriter, if any, or Participating Holders who have Shares included in such registration statement shall reasonably request, keep such registrations or qualifications in effect for so long as such registration statement is in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable each Participating Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Shares to be sold by such Participating Holder, except that Newpark shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Paragraph 5.1(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

          (e) Newpark will promptly notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act during the period mentioned in Paragraph 5.1(b) and Newpark becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is to be delivered to a purchaser; and promptly prepare and furnish to each Participating Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. If a registration statement is not effective for the full period called for by Paragraph 5.1(b) for the reasons described above in this Paragraph, then Newpark's obligation to keep such registration statement effective shall be extended for a period of time equal to the period of time during which prospectuses were not available so that the actual period of effectiveness for such registration statement shall equal that called for in Paragraph 5.1(b).

          (f) During the period when the prospectus is required to be delivered under the Securities Act, Newpark will promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and furnish a copy thereof to each Participating Holder promptly after such document is so filed.

          (g) Newpark will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and enter into and perform its obligations under customary agreements relating to the registration, including an underwriting agreement in customary form. If requested by Participating Holders having Shares included in such registration statement, Newpark will obtain an opinion letter from Newpark's counsel addressed to all Participating Holders and any underwriters, each in customary form covering such matters as may reasonably be requested.

          (h) Newpark will make available for inspection by Participating Holders having Shares included in a registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, in each case upon receipt of an appropriate

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confidentiality agreement, all financial and other records, corporate documents and properties of Newpark and its subsidiaries, and cause all of Newpark's officers, directors and employees to supply all information, as may be reasonably requested by such Participating Holders or any such underwriter, attorney, accountant or agent in connection with such registration statement.

          5.2 Participating Holder Obligations.

          (a) Each Participating Holder shall furnish Newpark in writing such information and documents (or true copies of documents) regarding such Holder and the distribution of his or her Shares as Newpark may reasonably request, including questionnaires, powers of attorney, indemnities, standstill agreements, underwriting agreements and other documents required under the terms of such underwriting agreements.

          (b) Each Participating Holder agrees that, upon receipt of any notice from Newpark of the happening of any event of the kind described in Paragraph 5.1(e), such Holder will forthwith discontinue disposition of Shares pursuant to the registration statement covering such Shares until such Holder's receipt of copies of the supplemented or amended prospectus contemplated by Paragraph 5.1(e), and, if so directed by Newpark, such Holder will deliver to Newpark (at Newpark's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Shares current at the time of receipt of such notice. In the event Newpark shall give any such notice, the period mentioned in Paragraph 5.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Paragraph 5.1(e) to and including the date when all Participating Holders shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph 5.1(e).

          5.3 Expenses. Newpark will pay all Registration Expenses in connection with each registration of Shares pursuant to Paragraphs 2 and 3; provided, however, that (x) all underwriting discounts and commissions attributable to the Shares shall be borne by Participating Holders in proportion to the number of Shares sold by each of them, and (y) any other fees or expenses incurred by any of the parties, including fees and expenses of attorneys and accountants, other than those fees described in clause (ii) of the definition of Registration Expenses, shall be borne by the party that incurred them.

     6.   Indemnification.

          6.1 Indemnification by Newpark. In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, Newpark will, and it hereby does, indemnify and hold harmless each Participating Holder, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any such underwriter or Participating Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and the agents, employees, officers and directors of Participating Holders or such underwriter and each such controlling person (each a "Holder Party" and collectively as the "Holder Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Newpark's written

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consent) to which any Participating Holder, any such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Newpark will reimburse Holder Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that Newpark shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any breach by the indemnified person of its obligations under this Agreement, including, without limitation, those contained in Paragraph 5.2 or any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to Newpark by or on behalf of such Participating Holder, any such underwriter or controlling Person specifically for use in the preparation thereof; and provided, further, that Newpark will not be liable to any Person who participates as an underwriter in the offering or sale of Shares, or to any other Person who controls such underwriter within the meaning of the Securities Act and the Exchange Act, under the indemnity agreement in this Paragraph 6.1 with respect to any preliminary prospectus or the final prospectus, or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Newpark has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission, and if Newpark shall sustain the burden of proving that the Holder Party sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the amended or supplemented registration statement or prospectus if Newpark had previously furnished copies thereof to such Holder Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Party and shall survive the transfer of such securities by each such Person.

          6.2 Indemnification by Participating Holders. In the event of any registration of any securities of Newpark under the Securities Act pursuant to this Agreement, each Participating Holder, severally and not jointly, will, and each Participating Holder hereby does, indemnify and hold harmless Newpark, each director of Newpark, each officer of Newpark who shall sign the registration statement and its controlling Persons, if any, and all other prospective sellers and their respective directors, officers and controlling Persons against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Participating Holder's written consent) to which such Persons may become subject under the

                                      -8-
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Securities Act, common law or otherwise, to the extent that such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Newpark by or on behalf of such Participating Holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, and such Participating Holder will reimburse Newpark and such other indemnified persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Paragraph 6.2 shall be limited to the dollar amount of proceeds received by such Participating Holder upon the sale of the Shares (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Newpark or any of the other prospective sellers or any of their respective directors, officers or controlling Persons and shall survive the transfer of such securities by the Participating Holder or such seller.

          6.3 Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Paragraph 6 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Paragraph 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          6.4 Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Paragraph 6 (with appropriate modifications) shall be given by Newpark to each Participating Holder and each underwriter of Shares, and by each Participating Holder to Newpark, with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

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          6.5  Contribution.  If the indemnification provided for in Paragraphs
6.1, 6.2 or 6.4 is insufficient to hold harmless an indemnified party or is unavailable to a party that would have been an indemnified party under any such Paragraph in respect of any and all losses, claims, damages or liabilities, joint or several (or actions or proceedings in respect thereof), referred to therein, then each indemnified party and each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, joint or several (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Newpark and Holders agree that it would not be just and equitable if contribution pursuant to this Paragraph 6.5 were determined by prorata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Paragraph 6.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Paragraph 6.5 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Paragraph 6.3 hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; Notwithstanding anything in this Paragraph 6.5 to the contrary, no indemnifying party (other than Newpark) shall be required pursuant to this Paragraph 6.5 to contribute with respect to any particular offering any amount which exceeds that amount of the proceeds received by such indemnifying party from the sale of Shares (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) in such offering, less any amounts previously paid by such indemnifying party pursuant to the provisions of this Paragraph 6 with respect to such offering.

          7. Rule 144. Newpark covenants that it will duly and timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable Holders to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144. None of such reports will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Upon the request of any Holder, Newpark will deliver to such Holder a written statement as to whether it has complied with such requirements.

          8. Miscellaneous.

             8.1 Transfer of Rights Hereunder. The rights granted to the Holders under this Agreement may be transferred to any transferee of the Shares other than a transferee of Shares that have been registered under the Securities Act, and, from and after any such transfer, the provisions of this Agreement applicable to Holders shall be applicable to such transferees. The foregoing notwithstanding, no transfer of the Shares may be made without registration under the Securities Act unless and until the transferor delivers to Newpark an opinion of counsel reasonably satisfactory to Newpark to the effect that such transfer would not violate the registration provisions of the Securities Act and any applicable state law. In connection with the transfer of such Shares, Newpark may require each certificate representing Shares transferred to bear an appropriate restrictive legend. Such restrictive legend may be removed when (i) a registration statement with respect to the sale of the Shares represented thereby shall have become effective under the Securities Act, (ii) such Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Newpark and subsequent disposition of such Shares shall not require registration or qualification of them under the Securities Act or any applicable state law.

             8.2 Notices. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 8.2 by giving notice of such change to the other party in the manner which is provided in this Paragraph 8.2.

               Holders: At their respective addresses and facsimile numbers, if any, set forth in Exhibit A

               copy to:       Scot E. Sheldon, Esq.
                              Sheldon, Jordan & Dunham LLP
                              381 Liberty Street, Suite 200
                              Beaumont, TX  77701
                              Facsimile No.: (409) 835-3838

               Newpark:       3850 North Causeway, Suite 1770
                              Metairie, LA 70002
                              Attention:  Secretary
                              Facsimile No.:  (504) 833-9506
               copy to:       Bertram K. Massing, Esq.
                              Ervin, Cohen & Jessup LLP
                              9401 Wilshire Boulevard, 9th Floor
                              Beverly Hills, CA  90212
                              Facsimile No.:  (310) 859-2325

          8.2 Severability. The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

          8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.4 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

          8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          8.6 Entire Agreement. All other prior or contemporary representations, warranties, covenants or agreements, if any, between the parties hereto, or their representatives, with respect to the subject matter hereof are superseded by and merged into this Agreement. This Agreement shall constitute the entire understanding between the parties with respect hereto.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page hereof.

HOLDERS:                              NEWPARK RESOURCES, INC.



   /s/ Hill M. Dishman                By: /s/ Matthew W. Hardey
 ---------------------------             -------------------------
 Hill M. Dishman                          Matthew W. Hardey, Chief
                                          Financial Officer

   /s/ James C. Dishman
 ---------------------------
James C. Dishman


   /s/ James C. Dishman, Jr.
 ---------------------------
James C. Dishman, Jr.

                                   EXHIBIT A

                                LIST OF HOLDERS


Hill M. Dishman
7830 Halliday
Beaumont, Texas 77706


James C. Dishman
8255 Evangeline
Beaumont, Texas 77706


James C. Dishman, Jr.
1405 Futura
Beaumont, Texas 77706